UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

Commission File Number	Name of Registrant, Address of Principal, Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	SR	New York Stock Exchange

Item 8.01	Other Events.

On May 14, 2019, Spire Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-231443) (the “New Registration Statement”) to replace the Company’s existing shelf registration statement on Form S-3 (File No. 333-182413) (the “Prior Registration Statement”). The Prior Registration Statement terminated upon the effectiveness of the New Registration Statement on May 14, 2019.

On May 14, 2019, in connection with the filing of the New Registration Statement, the Company filed a prospectus supplement (the “New Prospectus Supplement”) to the form of prospectus contained in the New Registration Statement to cover the sale of shares, from time to time, of the Company’s common stock, par value $1.00 per share, having an aggregate gross sales price of up to $150,000,000 (the “Shares”) pursuant to the Company’s previously disclosed Equity Distribution Agreement dated February 6, 2019, as modified by a letter agreement dated the date hereof (the “Letter Agreement”), by and among the Company and RBC Capital Markets, LLC and BofA Securities, Inc., as agents, principals and forward sellers, and Royal Bank of Canada and Bank of America, N.A., as forward purchasers. The New Prospectus Supplement was filed solely to continue the offering of Shares which were previously covered by the Prior Registration Statement. No Shares were sold under the Prior Registration Statement. The Letter Agreement is filed as Exhibit 1.1 and a legal opinion regarding the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Letter Agreement

5.1	Opinion of Mark C. Darrell, Esq.

23.1	Consent of Mark C. Darrell, Esq. (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE INC.
Date: May 14, 2019

	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President and Chief Financial Officer